EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 12, 1998 included in Registration Statements on Form S-8 File No. 33-30991, File No. 33-52622, File No. 33-60101 and File No. 333-18601 and on Form S-3 File No. 33-44869 and File No. 333-18599. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.



                                        /s/ Arthur Andersen LLP

                                       ----------------------------
                                        ARTHUR ANDERSEN LLP


Los Angeles, California
March 26, 1998

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